UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of earliest event reported: June 30, 2006
PetSmart, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21888	94-3024325

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
19601 North 27th Avenue, Phoenix, Arizona 85027
(Address of Principal Executive Offices) (Zip Code)
(623) 580-6100
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
          On June 30, 2006, PetSmart, Inc. (the “Company”) entered into a letter of credit facility (the “LC Facility”) pursuant to a Letter of Credit Agreement (the “Agreement”) with Bank of America, N.A. (the “Bank”). Unless extended, the LC Facility will mature on June 30, 2009. Availability under the LC Facility is $65 million and can be increased to $80 million with the consent of the Bank. Letters of credit issued under the LC Facility are secured by cash and cash equivalents or by other securities acceptable to the Bank. The Agreement contains customary events of default that permit the Bank to accelerate the Company’s outstanding obligations if not cured within applicable grace periods, including nonpayment of reimbursement obligations, fees or other amounts, violation of covenants, inaccuracy of representations and warranties, and default under other indebtedness (including under the Company’s existing $125 million revolving credit facility (the “Existing Facility”)), and provides for automatic acceleration upon the occurrence of bankruptcy and other insolvency events. In addition, upon a specified change in control, the Bank may demand that the Company’s outstanding obligations under the Agreement be paid. The Bank is also a lender under the Existing Facility, which the Company amended and restated on November 21, 2003.
          On June 30, 2006, the Company entered into an amendment of the Existing Facility with PetSmart Store Support Group, Inc., the lenders party thereto, the Bank, as Issuing Bank, Fleet Retail Group, LLC, as Administrative Agent and Collateral Agent, Wachovia Capital Finance Corporation (Western), as Co-Agent, and solely for purposes of one section, Authority Pet Food Company, Pacific Coast Distributing, Inc., Petstuff Canada (USA) Holdings, Inc., Petstuff Nova Scotia, Inc., Pet Wise Inc., 3003300 Nova Scotia Company, Petscard, LLC and PetSmart Leasing, Inc. (the “Amendment”). The Amendment permits indebtedness under the LC Facility, and allows the Bank a first priority security interest in the collateral securing the LC Facility.
          The above description is a summary and is qualified in its entirety by the terms of the Agreement and the Amendment, which are filed as Exhibits 10.21 and 10.22, respectively, to this report.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit	Description

10.21	Letter of Credit Agreement, dated June 30, 2006, between PetSmart, Inc. and Bank of America, N.A.

10.22	First Amendment to Amended and Restated Credit Agreement and Security Agreements, dated June 30, 2006, among PetSmart, Inc., PetSmart Store Support Group, Inc., the lenders party thereto, Bank of America, N.A., as Issuing Bank, Fleet Retail Group, LLC, as Administrative Agent and Collateral Agent, Wachovia Capital Finance Corporation (Western), as Co-Agent, and solely for purposes of Section 11 thereof, Authority Pet Food Company, Pacific Coast Distributing, Inc., Petstuff Canada (USA) Holdings, Inc., Petstuff Nova Scotia, Inc., Pet Wise Inc., 3003300 Nova Scotia Company, Petscard, LLC and PetSmart Leasing, Inc.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PetSmart, Inc.
Dated: July 3, 2006	By:	/s/ Kevin J. Groman
Kevin J. Groman
Vice President, Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.21	Letter of Credit Agreement, dated June 30, 2006, between PetSmart, Inc. and Bank of America, N.A.

10.22	First Amendment to Amended and Restated Credit Agreement and Security Agreements, dated June 30, 2006, among PetSmart, Inc., PetSmart Store Support Group, Inc., the lenders party thereto, Bank of America, N.A., as Issuing Bank, Fleet Retail Group, LLC, as Administrative Agent and Collateral Agent, Wachovia Capital Finance Corporation (Western), as Co-Agent, and solely for purposes of Section 11 thereof, Authority Pet Food Company, Pacific Coast Distributing, Inc., Petstuff Canada (USA) Holdings, Inc., Petstuff Nova Scotia, Inc., Pet Wise Inc., 3003300 Nova Scotia Company, Petscard, LLC and PetSmart Leasing, Inc.